As filed with the Securities and Exchange Commission on July 28, 1994


                                             Registration No. 33-


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549


                               FORM S-8
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933


                     ALLEGHENY LUDLUM CORPORATION
        (Exact name of registrant as specified in its charter)


       PENNSYLVANIA                                    25-1364894
  (State or other jurisdiction                        (IRS Employer
of incorporation or organization)                  Identification No.)

1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA            15222-5479
  (Address of principal executive offices)              (Zip code)


     ALLEGHENY LUDLUM CORPORATION RETIREMENT SAVINGS PLAN ("RSP")
     (formerly known as the Allegheny Ludlum Planned Savings Plan)

                  SAVINGS AND SECURITY PLAN OF THE
                    TUBULAR PRODUCTS DIVISION OF
            ALLEGHENY LUDLUM CORPORATION ("TUBULAR PLAN")

                   SAVINGS AND SECURITY PLAN FOR THE
                     SPECIAL MATERIALS DIVISION OF
       ALLEGHENY LUDLUM CORPORATION ("SPECIAL MATERIALS PLAN")

                       (Full title of the plan)



               Jon D. Walton, Esquire
               Vice President - General Counsel
                 and Secretary
               Allegheny Ludlum Corporation
               1000 Six PPG Place
               Pittsburgh, Pennsylvania 15222
               (Name and address of agent for service)

               (412) 394-2800
               (Telephone number, including area code,
                        of agent for service)

                                   Copies to:

                                   Charles M. Grimstad, Esquire
                                   Kirkpatrick & Lockhart
                                   1500 Oliver Building
                                   Pittsburgh, Pennsylvania  15222

                   CALCULATION OF REGISTRATION FEE

                                Proposed       Proposed
                                Maximum        Maximum    Amount
Title of           Amount       Offering       Aggregate  of
Securities to be   to be        Price          Offering   Registration
Registered(1)      Registered   per Share(2)   Price(2)   Fee

Common Stock
par value $0.10    1,250,000
per share          shares       $20.1875      $25,234,375 $8,701.51


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)  Estimated pursuant to Securities and Exchange Commission
Rule 457(c) only for the purpose of calculating the registration fee; based on the average of the high and low price per share of Common Stock of Allegheny Ludlum Corporation on July 21, 1994, as published in the NYSE-Composite Transactions quotations.


THE PROSPECTUS WHICH IS BEING USED WITH THIS REGISTRATION STATEMENT IS ALSO BEING USED IN CONNECTION WITH REGISTRATION STATEMENT
NO. 33-18510.






























                  EXHIBIT INDEX APPEARS ON PAGE II-13

                          PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by Allegheny Ludlum Corporation (the "Company") with the Securities and Exchange Commission (the
"Commission") are hereby incorporated by reference in this Registration Statement:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1994.

          2.   The Company's Current Report on Form 8-K for April 1,
               1994.

          3. The Company's Current Report on Form 8-K for April 8, 1994, as amended by Current Report on Form 8-K/A-1 dated April 8, 1994.

          4. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1994.

          5.   The Company's Current Report on Form 8-K for June 7,
               1994.

          6. The description of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), contained in the Company's Registration Statement filed under
               Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description.

     The consolidated financial statements incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1994, have been so incorporated in reliance on the report of Ernst & Young, independent auditors, given on the authority of said firm as experts in auditing and accounting.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration

Statement or by any document which constitutes part of the prospectus relating to the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended.


Item 4.  Description of Securities.
         -------------------------

     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Company by Jon D. Walton, Vice President-General Counsel and Secretary. Mr. Walton is paid a salary by the Company, participates in benefit plans of the Company, holds a position within the Company which permits the Personnel and Compensation Committee to determine that he is eligible to participate in the Plan, and beneficially owns 56,977 shares of Common Stock, including presently exercisable options to purchase 40,459 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "BCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

          (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3)  by the shareholders.

     Notwithstanding the above, BCL Section 1743 provides that to the extent a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     BCL Section 1745 provides that expenses (including attorneys' fees) incurred by a director, officer, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

     BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any law, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1 of Article VIA of the Registrant's By-Laws, as amended, provides that the Registrant shall indemnify, to the fullest extent permitted by law, each director or officer (including each former director or officer) of the Registrant who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Registrant, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     Section 2 of Article VIA of the Registrant's By-Laws, as amended, further provides that the Registrant shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of the Registrant referred to in Section 1 of such Article in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 1 of such Article in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.

     The Registrant's By-Laws provide that the rights of indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled.

     The Registrant has entered into indemnification agreements with each of its directors in which the Registrant agrees to indemnify each of its directors to the fullest extent permitted by law both as to action in his official capacity and as to action in another capacity and agrees to purchase and maintain insurance on the terms and conditions described therein.

     BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

     Section 5 of Article IVA of the Registrant's By-Laws, as amended, provides that, except in the circumstances set forth in Section 5, the Registrant shall purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such officer or director in any capacity, or arising out of such director's or officer's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of Article IVA.

     The Registrant maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Such insurance provides coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing By-Law indemnification provision.

     As permitted by BCL Section 1713, the By-Laws of the Registrant provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, except to the extent that such elimination or limitation of liability is expressly prohibited by the act of November 28, 1986 (P. L. No. 145) as in effect at the time of the alleged action or failure to take action by the director. The BCL states that this exculpation from liability does not apply where the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, and does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws.


Item 7.  Exemption for Registration Claimed.
         ----------------------------------

     Not applicable.


Item 8.  Exhibits.
         --------

Exhibit
Number                        Description
- -------                       -----------

  4(a)    Restated and Amended Articles of Incorporation

  4(b) By-Laws, as amended, incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 1993.

  4(c) Allegheny Ludlum Corporation Retirement Savings Plan, as amended (formerly known as the Allegheny Ludlum Planned Savings Plan)

  4(d) Savings and Security Plan of the Tubular Products Division of Allegheny Ludlum Corporation, as amended

  4(e) Savings and Security Plan for the Special Materials Division of Allegheny Ludlum Corporation, as amended

  5 Opinion of Jon D. Walton, Vice President - General Counsel and Secretary of the Company relating to the legality of the shares registered under the Plans

 23(a) Consent of Jon D. Walton is contained in the Opinion of Counsel filed as Exhibit 5

 23(b)    Consent of Ernst & Young

 24       Power of Attorney (included on page II-8)
                                   II-5

Item 9.   Undertakings.
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and
               --------  -------
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 28th day of July, 1994.

                              ALLEGHENY LUDLUM CORPORATION
                              (Registrant)

                              By: /s/ James L. Murdy
                                 --------------------------
                                 James L. Murdy
                                 Senior Vice President-Finance
                                   and Chief Financial Officer


                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. L. Murdy, J. D. Walton, and
M. W. Snyder and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of July, 1994.

               Signature                     Title
               ---------                     -----


/s/ Richard P. Simmons
- -------------------------     Chairman of the Board and Director
Richard P. Simmons



/s/ Robert P. Bozzone
- -------------------------     President and Chief Executive
Robert P. Bozzone             Officer and Director

/s/ Arthur H. Aronson
- -------------------------     Executive Vice President and Chief
Arthur H. Aronson             Operating Officer and Director


/s/ James L. Murdy
- -------------------------     Senior Vice President-Finance and
James L. Murdy                Chief Financial Officer and
                              Director

/s/ Richard R. Roeser
- -------------------------     Vice President-Controller and
Richard R. Roeser             Chief Accounting Officer


/s/ Paul S. Brentlinger
- -------------------------     Director
Paul S. Brentlinger


/s/ C. Fred Fetterolf
- -------------------------     Director
C. Fred Fetterolf


/s/ Thomas Marshall
- -------------------------     Director
Thomas Marshall


/s/ W. Craig McClelland
- -------------------------     Director
W. Craig McClelland


/s/ Richard K. Pitler
- -------------------------     Director
Richard K. Pitler


/s/ Charles J. Queenan, Jr.
- -------------------------     Director
Charles J. Queenan, Jr.


/s/ James E. Rohr
- -------------------------     Director
James E. Rohr


/s/ George W. Tippins
- -------------------------     Director
George W. Tippins


/s/ Steven C. Wheelwright
- -------------------------     Director
Steven C. Wheelwright
                                   II-9

         ALLEGHENY LUDLUM CORPORATION RETIREMENT SAVINGS PLAN
         ----------------------------------------------------


     Pursuant to the requirements of the Securities Act of 1933, the Allegheny Ludlum Corporation Retirement Savings Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Lyme, State of Connecticut, on the 28th day of July, 1994.

                              ALLEGHENY LUDLUM CORPORATION
                                RETIREMENT SAVINGS PLAN


                              By: /s/ Bruce A. McGillivray
                                 --------------------------
                              Title:  Plan Administrator

                   SAVINGS AND SECURITY PLAN OF THE
                     TUBULAR PRODUCTS DIVISION OF
                     ALLEGHENY LUDLUM CORPORATION
                     ----------------------------


     Pursuant to the requirements of the Securities Act of 1933, the Savings and Security Plan of the Tubular Products Division of
Allegheny Ludlum Corporation has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Lyme, State of Connecticut, on the 28th day of July, 1994.

                              SAVINGS AND SECURITY PLAN OF THE
                                TUBULAR PRODUCTS DIVISION OF
                                ALLEGHENY LUDLUM CORPORATION


                              By: /s/ Bruce A. McGillivray
                                 --------------------------
                              Title:  Plan Administrator

                   SAVINGS AND SECURITY PLAN FOR THE
                     SPECIAL MATERIALS DIVISION OF
                     ALLEGHENY LUDLUM CORPORATION
                     ----------------------------


     Pursuant to the requirements of the Securities Act of 1933, the Savings and Security Plan for the Special Materials Division of
Allegheny Ludlum Corporation has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Lyme, State of Connecticut, on the 28th day of July, 1994.

                              SAVINGS AND SECURITY PLAN FOR THE
                                SPECIAL MATERIALS DIVISION OF
                                ALLEGHENY LUDLUM CORPORATION


                              By: /s/ Bruce A. McGillivray
                                 --------------------------
                              Title:  Plan Administrator

                              EXHIBIT INDEX


Exhibit
Number                        Item
- -------                       ----

  4(a)    Restated and Amended Articles of Incorporation

  4(c) Allegheny Ludlum Corporation Retirement Savings Plan, as amended

  4(d) Savings and Security Plan of the Tubular Products Division of Allegheny Ludlum Corporation, as amended

  4(e) Savings and Security Plan for the Special Materials Division of Allegheny Ludlum Corporation, as amended

  5 Opinion of Jon D. Walton, Vice President - General Counsel and Secretary of the Company relating to the legality of the shares registered under the Plans

 23(a) Consent of Jon D. Walton is contained in the Opinion of Counsel filed as Exhibit 5

 23(b)    Consent of Ernst & Young